Exhibit 99.1

             Citrix Reports First Quarter Revenues of $308 Million

            Year-over-year Quarterly Revenue Growth of 18%


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 25, 2007--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today reported quarterly revenues and other financial information for the first quarter of fiscal 2007 ended March 31, 2007.

    Operational Highlights

    In the first quarter of fiscal 2007, Citrix achieved revenue of $308 million, compared to $260 million in the first quarter of fiscal 2006, representing 18 percent revenue growth.

    In the first quarter of fiscal 2007, total cost of revenues and operating expenses - which include cost of product license and services revenues, research and development, sales, marketing and support, general and administrative, amortization of intangible assets and acquisition related charges was approximately $250 million. This amount includes amortization expense of approximately $10 million, a $1 million write-off of in-process research and development related to the closing of the Ardence acquisition and approximately $6 million in accounting, legal, and tax fees related to the voluntary stock option review. Other income was approximately $12 million. Due to the ongoing voluntary stock option review, costs and expenses reported today do not include any stock-based compensation expense.

    "I'm very pleased with our first quarter performance," said Mark Templeton, president and chief executive officer for Citrix. "We generated great momentum in our product lines, and are off to a solid start to 2007.

    "We saw good pipeline growth for Presentation Server Platinum Edition due to the positioning, pricing and packaging moves we made, as well as the positive influence EdgeSight has on upgrades. I am also pleased with the growth in our application networking product line."

    Stock Option Review Update

    In the quarter ended December 31, 2006, the Audit Committee of the company's Board of Directors began a voluntary review of the company's historical stock option granting practices and the related accounting for the years 1996 through 2006. This voluntary review was initiated in light of news about the option practices of numerous companies across several industries and not in response to any governmental investigation, whistleblower complaint, stockholder lawsuit or inquiries from media organizations. The Audit Committee engaged independent outside legal counsel to conduct the review.

    The Audit Committee has nearly completed its review and has reached a determination that incorrect measurement dates were used to account for certain historical stock option grants during the years under review. Citrix expects that the difference in these measurement dates will result in material non-cash stock-based compensation expenses and the restatement of previously issued financial statements. Today Citrix is not providing full GAAP or non-GAAP financial statements for the first quarter of fiscal 2007 due to the ongoing stock option review.

    Because this review is ongoing, the Audit Committee has not reached any final conclusions. However, it has found nothing to date that would cause it to conclude that there was intentional wrongdoing by a current executive of the company.

    Citrix intends to file its Annual Report on Form 10-K for the year ended December 31, 2006 containing the required restatements of its financial statements as soon as practicable after the voluntary review is completed. The company will release full first quarter financial statements on a press release at that time.

    Q1 Financial Highlights

    In reviewing the first quarter of 2007, compared to the first quarter of 2006:

    --  Product license revenue increased 7 percent;

    --  Revenue from license updates grew 20 percent;

    -- Online services contributed $47 million of revenue, up 49 percent;

    -- Technical services revenue, which is comprised of consulting, education and technical support, grew 28 percent;

    -- Deferred revenue totaled $376 million, compared to $292 million at March 31, 2006; and

    -- There was no stock repurchase activity during the quarter due to the ongoing stock option review. Citrix has over $330 million remaining under the current repurchase authorization.

    Financial Outlook for Second Fiscal Quarter 2007

    Citrix management expects to achieve the following results during the second fiscal quarter 2007 ending June 30, 2007. As a result of the voluntary stock option review, Citrix is not providing earnings per share guidance at this time.

    -- Net revenue is expected to be in the range of $317 million to $324 million, compared to $275 million in the second quarter of 2006.

    -- Total cost of revenues and operating expenses in the second quarter are expected to be in a range of approximately $254 million to $258 million. Included in the second quarter outlook are amortization expenses in the range of $10 million to $11 million and $3 million for accounting, legal, and tax fees related to the ongoing stock option review. This estimate of second quarter spending does not take into account any stock-based compensation expense or other charges likely to result from the voluntary stock option review.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Financial Outlook for Fiscal Year 2007

    Citrix management expects to achieve the following results for the fiscal year 2007:

    -- For fiscal year 2007, the company expects net revenue to be in the range of $1.31 billion to $1.33 billion, compared to $1.13 billion in fiscal year 2006. The company expects total cost of revenues and operating expenses to be in the range of $1.03 billion to $1.04 billion. Included in the fiscal year 2007 outlook is amortization expenses in the range of $41 million to $42 million, a $1 million write-off of in-process research and development related to the closing of the Ardence acquisition and $9 million for accounting, legal, and tax fees related to the ongoing stock option review. This estimate of fiscal year 2007 spending does not take into account any stock-based compensation expense or other charges likely to result from the voluntary stock option review.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Company, Product and Alliance Highlights

    During the first quarter of fiscal 2007, Citrix:

    --  Introduced a new version of its flagship product - Citrix
        Presentation Server(TM) 4.5 redefining state-of-the-art application delivery for Windows;

    -- Introduced a new Citrix Access Gateway(TM) appliance that supports more than 10,000 users, which is more than double what other market leading products offer;

    -- Introduced a new version of Citrix(R) GoToMyPC(R) 6.0, the market-leading remote access service, with a new sound capability allowing users to listen to music, voice-mail and system sounds on their PC from anywhere;

    -- Completed the acquisition of Ardence Inc. bringing on-demand provisioning to its application delivery infrastructure;

    -- Introduced version 7.1 of Ardence(R) RTX(R), a market-leading real-time software solution, with significant enhancements including support for IPv6 and greater performance and reliability;

    -- Acquired Aurema Pty Ltd., which improved application delivery for Windows-based applications by boosting workload management capabilities;

    --  Opened a new Silicon Valley headquarters in Santa Clara,
        California;

    --  Won the 2007 SC Magazine Reader Trust Award for IPSec/SSL VPN
        Solution;

    -- Placed in the SSL VPN Leader Quadrant by Gartner, Inc., and soared to No. 2 in worldwide SSL VPN market share according to Infonetics Research Inc.;

    -- Won a "Top 10 Product of the Year Award" from Small Business Technology for Citrix(R) GoToWebinar(TM), and an "Excellence in Technology Award" from Small Business Computing; and

    -- Honored with INTERNET TELEPHONY(R) Magazine's 2006 Product of the Year Award for Citrix Application Gateway(TM).

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

    The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through April 27, 2007, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 5640355).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 180,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2006 was $1.1 billion.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning the company's ongoing stock option review, the statements contained in the Financial Outlook for Second Quarter 2007, Financial Outlook for Fiscal Year 2007 and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the risks summarized in the immediately succeeding paragraph and the following: the success and growth of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's and Microsoft's ability to develop and market a multi-function Citrix branch office appliance; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition, including the effects of SFAS No. 123(R) on certain of the company's GAAP financial measures due to the variability of the factors used to estimate the value of stock-based compensation; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; intellectual property litigation; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission ("SEC"). Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    There can be no assurance that the outcome of the review by the company's Audit Committee of the company's historical stock option granting practices and the related accounting will not result in adjustments to the financial information for the first quarter ended March 31, 2007 released today. In addition, the review and its possible conclusions has and may continue to require additional expenses to be recorded, adversely affect the company's ability to file required reports with the SEC on a timely basis and adversely impact the company's ability to meet the requirements of the Nasdaq Global Select Market for continued listing of its shares; and may adversely impact management's conclusions on the effectiveness of its internal control over financial reporting and disclosure controls and procedures, result in claims and proceedings relating to such matters, including shareholder litigation and actions by the SEC and/or other governmental agencies, and negative tax, costs related to the remediation of certain tax-related liabilities or other implications for the company resulting from any accounting adjustments or other factors.

    Citrix(R), NetScaler(R), GoToMyPC(R), Ardence(R), RTX(R), Citrix Desktop Server(TM), Citrix Presentation Server(TM), Citrix Application Gateway(TM), Citrix Access Gateway(TM) and GoToWebinar(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.



                         CITRIX SYSTEMS, INC.
                      SELECTED FINANCIAL METRICS
             Selected Consolidated Net Revenue Line Items
                     (In thousands -- unaudited)

                                            Three Months  Three Months
                                                Ended         Ended
                                              March 31,    March 31,
                                                 2007          2006
                                            ------------- ------------
Revenues:
     Product licenses                           $122,067     $114,185
     License updates                             112,808       93,871
     Online services                              47,211       31,638
     Technical services                           26,002       20,304
                                            ------------- ------------
            Total net revenues                  $308,088     $259,998




          Selected Consolidated Cost of Revenues Line Items
                     (In thousands -- unaudited)

                                            Three Months Three Months
                                                Ended        Ended
                                             March 31,    March 31,
                                                 2007         2006
                                            ------------ ------------
Cost of revenues(1):
   Cost of product license revenues              $8,295       $6,631
   Cost of services revenues                     14,482       10,030
   Amortization of product related
    intangible assets                             6,228        5,001




         Selected Consolidated Operating Expense Line Items
                     (In thousands -- unaudited)

                                            Three Months Three Months
                                                Ended        Ended
                                             March 31,    March 31,
                                                 2007         2006
                                            ------------ ------------
Operating expenses(1):
     Research and development                   $41,530      $30,003
     Sales, marketing and support               122,107      104,162
     General and administrative                  52,030       35,861
     Amortization of other intangible
      assets                                      4,147        4,032
     In-process research and development          1,200            -




          Selected Consolidated Income Statement Line Item
                     (In thousands -- unaudited)

                                            Three Months Three Months
                                                Ended        Ended
                                             March 31,    March 31,
                                                 2007         2006
                                            ------------ ------------
Other income, net                               $11,517       $6,456




           Selected Consolidated Balance Sheet Line Items
                     (In thousands -- unaudited)

                                             March 31,   December 31,
                                                2007         2006
                                            ------------ ------------
Total cash (including restricted cash) &
 investments                                   $909,140     $807,196
Accounts receivable, net                       $168,047     $204,974
Total deferred revenue                         $376,202     $356,288


    1 -- Due to the ongoing voluntary stock option review, cost of revenues and operating expenses presented above and under the caption Operational Highlights do not include any stock-based compensation expense and may be considered non-GAAP financial measures as defined by the Securities and Exchange Commission's Regulation G. The GAAP financial measure most directly comparable to each potential non-GAAP financial measure used above and under the caption Operational Highlights and a reconciliation of the differences between each such potential non-GAAP financial measure and the comparable GAAP financial measure cannot be provided by Citrix at this time because the ongoing voluntary stock option review, among other things, makes such information with respect to stock-based compensation expense unavailable. Until the completion of the voluntary stock option review, Citrix intends to use cost of revenues and operating expenses as presented above for internal reporting and forecasting purposes and to evaluate the company's performance. Citrix has provided cost of revenues and operating expenses as presented above because it believes that these financial measures provide useful information to certain investors and financial analysts during the pendency of the Audit Committee's voluntary stock option review. Citrix will release GAAP cost of revenues and operating expenses for the first quarter ended March 31, 2007 upon completion of the stock option review.



    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             For investor inquiries:
             Citrix Systems, Inc.
             Eduardo Fleites, 954-229-5758
             eduardo.fleites@citrix.com